Better Choice Announces Extension and Upsize of Current Revolving Credit Facility to $13.5M,
Eliminating All Quarterly Amortization Payments and Extending Maturity to October 2024
NEW YORK, NY, October 25, 2022 -- Better Choice Company Inc. (NYSE American: BTTR) (the “Company” or “Better Choice”), a pet health and wellness company, today announced that it has successfully extended and upsized the Company’s existing credit facility to $13.5M with Wintrust Financial Corporation (“Wintrust”), a leading commercial bank headquartered in Chicago, Illinois.
Under the terms of the amended and restated credit agreement, Better Choice will simultaneously refinance its existing Term Loan A, which currently totals $4.7M, using proceeds from its increased revolving credit facility. In addition, this amendment materially reduces cash covenants and eliminates all existing quarterly amortization payments, resulting in a significant increase in liquidity. The interest rate under the Revolving Credit Facility is US Fed Funds Rate plus 3.75%.
The amendment provides for the following:
•Increases total borrowing capacity from $12.2M to $13.5M
•Extends the maturity date of the revolving credit facility from January 2024 to October 2024
•Refinances the Term Loan A, eliminating $4.7M of quarterly amortization and principal repayments through January 2024
•Reduces required liquidity covenant from $13.0M to $8.5M at close
•Reduces restricted cash from $6.9M to $6.3M at close
•Interest rate of US Fed Funds Rate plus 3.75%
Lionel Conacher, Interim Chief Executive Officer, commented, “This amendment significantly increases our total liquidity through a combination of increased borrowing capacity and the elimination of scheduled repayments. We are excited to expand our partnership with Wintrust as we continue to execute on our transformation and growth strategy going forward.”

About Better Choice Company Inc.
Better Choice Company Inc. is a rapidly growing pet health and wellness company focused on providing pet products and services that help dogs and cats live healthier, happier and longer lives. We offer a broad portfolio of pet health and wellness products for dogs and cats sold under our Halo brand across multiple forms, including foods, treats, toppers, dental products, chews, and supplements. We have a demonstrated, multi-decade track record of success and are well positioned to benefit from the mainstream trends of growing pet humanization and consumer focus on health and wellness. Our products consist of kibble and canned dog and cat food, freeze-dried raw dog food and treats, vegan dog food and treats, oral care products and supplements. Halo’s core products are made with high-quality, thoughtfully sourced ingredients for natural, science-based nutrition. Each innovative recipe is formulated with leading veterinary and nutrition experts to deliver optimal health. For more information, please visit https://www.betterchoicecompany.com.
Forward Looking Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The words “believe,” “may,” “estimate,” “continue,” “anticipate,” “intend,” “should,” “plan,” “could,” “target,” “potential,” “is likely,” “will,” “expect” and similar expressions, as they relate to us, are intended to identify forward-looking statements. The Company has based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy and financial needs. Some or all of the results anticipated by these forward-looking statements may not be achieved. Further information on the Company’s risk factors is contained in our filings with the SEC. Any forward-looking statement made by us herein speaks only as of the date on which it is made. Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. The Company undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law.
Investor Contact:
KCSA Strategic Communications
Valter Pinto, Managing Director
T: 212-896-1254
Valter@KCSA.com